                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We consent to the  reference to our firm under the caption  "Experts" and to the incorporation  by reference of our report  dated  September 3, 2003,  except for
Note 12 as to  which  the date is  September  24,  2003,  on our  audits  of the consolidated financial statements of Decorize, Inc. as of June 30, 2003 and 2002 and for the years then ended  included in the annual report (Form  10-KSB/A) for the year  ended  June 30,  2003 in this  Registration  Statement  (Form  S-3) of
Decorize, Inc. for the registration of 6,677,045 shares of its common stock.

                                       /s/ BKD, LLP

Springfield, Missouri
March 5, 2004